EXHIBIT 16


May 8, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K/A Amendment No. 1 of Patriot Transportation Holding, Inc. dated May 1, 2002.

Yours truly,

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP